                         SECURITIES PURCHASE AGREEMENT

          SECURITIES PURCHASE AGREEMENT dated as of September 26, 1996, between Cytogen Corporation, a Delaware corporation (the "Company"), and Elan International Services, Ltd., a Bermuda corporation (the "Purchaser").

                               R E C I T A L S :

          A. The Company desires to sell to the Purchaser and the Purchaser desires to purchase from the Company the shares of Common Stock and Series A Preferred Stock (each as defined below) provided for herein, in connection with which the Company will issue to the Purchaser the Warrant (as defined below).

          B. Simultaneously with the consummation of the transactions contemplated hereby, the Company shall capitalize Targon Corporation, a Delaware corporation ("Targon"), with the proceeds of the sale of the Securities (as defined below) contemplated hereby, pursuant to a Stock Subscription Agreement dated as of the date hereof between the Company and Targon (as amended at any time, the "Subscription Agreement").

          C. In connection with such transactions, the Company has granted to the Purchaser certain additional rights, as provided herein.

                              A G R E E M E N T :

          The parties agree as follows:

          SECTION 1.  Certificate of Designations; Authorizations; Etc.
                      ------------------------------------------------

               (a) Prior to the Closing (as defined below), the Company shall file with the Secretary of State of the State of Delaware a Certificate of Designations (the "Certificate of Designations"), in the form attached hereto as Exhibit A, setting forth, among other things, the designations, powers,
---------
preferences and rights of the Series A Preferred Stock, $.01 par value per share (the "Series A Preferred Stock").

               (b)  The Company has authorized the issuance to the Purchaser of:

                      (i) 1,000 shares of the Company's Series A Preferred
     Stock;

                     (ii) up to 1,000,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"; together with the Series A Preferred Stock, the "Securities"), issuable as provided in Section 2(b) hereof;

                    (iii) up to 1,785,750 shares of Common Stock (subject to adjustment as provided in the Certificate of Designations) issuable upon conversion of the Series A Preferred Stock (the "Conversion Shares"); and

                     (iv) up to 1,000,000 shares of Common Stock issuable under the Warrant (the "Warrant Shares").

          SECTION 2.  Closings.
                      --------

               (a) The closing of the transactions contemplated hereby (the "Closing") shall occur on or prior to September 26, 1996 (the "Closing Date"), at the offices of O'Sullivan Graev & Karabell, LLP, 30 Rockefeller Plaza, New York, New York 10112, or such other place as the parties may agree.

               (b) At the Closing, the Company shall sell to the Purchaser, and the Purchaser shall purchase from the Company, upon the terms and subject to the conditions set forth herein, for an aggregate purchase price for the Securities of $20 million, (i) a number of shares of Common Stock equal to the amount obtained by dividing (A) $5 million by (B) the amount obtained by (I) multiplying the average of the closing prices of the Company's Common Stock on the Nasdaq Stock Market for the 10 trading days preceding the day which is two business days prior to the date hereof and (II) .925 (i.e., 932,535 Shares) and
(ii) 1,000 shares of Series A Preferred Stock, which shall simultaneously be transferred, in immediately available funds by wire transfer, by the Purchaser to Targon.

               (c) At the Closing, the parties hereto shall execute and deliver to each other, as applicable:

                      (i) certificates in respect of the Common Stock and Series A Preferred Stock, which shall be duly executed and delivered by the Company;

                     (ii) a Warrant in the form attached hereto as Exhibit B
                                                                   ---------
     (as amended at any time, the "Warrant"); a Registration Rights Agreement between the Company and the Purchaser substantially in the form attached hereto as Exhibit C (as amended at any time, the "Cytogen Registration
               ---------
     Rights Agreement"); a Registration Rights Agreement among Targon, the Purchaser and the Company substantially in the form attached hereto as Exhibit D as contemplated by the Subscription Agreement (as amended at any
     ---------
     time, the "Newco Registration Rights Agreement"); the Joint Development and Operating Agreement among the Company, Elan Corporation, plc and Targon (as amended at any time, the "Development Agreement"); each of which shall be executed and delivered by each of the parties thereto, as applicable; and

                    (iii) certificates as to the effectiveness of this Agreement, the lack of breaches and defaults hereunder, the incumbency of the officers executing the Transaction Documents (as defined below) and such other matters as shall be customary for transactions of this type and as may be reasonably requested by each of the parties hereto of the other.

          In addition, at the Closing, the Company shall (1) cause to be delivered to the Purchaser an opinion of counsel, from counsel and in form reasonably satisfactory to the Purchaser, covering the due issuance of the Common Stock and the Series A Preferred Stock and the fact that such securities (and the Common Stock underlying them), upon issuance, will be duly and validly issued and fully-paid and non-assessable and
(2) take such further actions in order to implement the transactions contemplated hereby and by the other Transaction Documents (or to better assure unto the Purchaser the rights intended to be afforded hereunder) that the other party shall reasonably request.

               (d) The Common Stock issued pursuant to this Agreement shall be registered for sale under the Securities Act of 1933, as amended (the "Securities Act") on a registration statement on Form S-3 (or other form satisfactory to the Purchaser).

               (e) The Series A Preferred Stock, the Conversion Shares, the Warrant and the Warrant Shares will be issued under an exemption or exemptions from registration under the Securities Act; accordingly, the certificates evidencing the Series A Preferred Stock, the Conversion Shares, the Warrant and the Warrant Shares shall, upon issuance, contain the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF EFFECTIVE REGISTRATION UNDER SUCH ACT AND THE RULES AND REGULATIONS THEREUNDER AND ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS."

               (f) The closing under the Stock Subscription Agreement dated as of September 26, 1996 between Targon and the Company shall occur on the Closing Date.

          SECTION 3.  Exchange and Conversion of Series A Preferred Stock.
                      ---------------------------------------------------

               (a) The Company hereby grants to the Purchaser, effective on the Closing Date, the right (the "Exchange Right") in exchange for the delivery to the Company of all of the shares of the Company's Series A Preferred Stock, to acquire (i) through March 31, 1998, 500,000 shares of common stock, no par value, of Targon (the "Targon Common Stock"), which 500,000 shares of Targon Common Stock shall initially represent 50% of the aggregate issued and outstanding shares of Targon Common Stock, other than the shares of Targon Common Stock, if any, issued or issuable (pursuant to options or otherwise) to members of management or employees or directors of, or consultants to, Targon (collectively, the "Management Shares"); thereafter, the number of shares of Targon Common Stock that the Purchaser shall be entitled to receive upon exercise of the Exchange Right shall be decreased (if the Exchange Right is not exercised on or prior to the applicable date set forth below) to (A) 400,000 shares of Targon Common Stock owned by the Company from and after April 1, 1998 through and including September 30, 1999; (B) 300,000 shares of Targon Common Stock owned by the Company from and after October 1, 1999 through and including September 30, 2000; and (C) 200,000 shares of Targon Common Stock owned by the Company from and after October 1, 2000 through and including September 30, 2001. The Management Shares shall result in pro rata dilution of Cytogen and Elan based on their respective ownership interests in the Company at the time of issuance of such Management Shares.

               (b) In order to exercise the Exchange Right, the Purchaser shall provide written notice thereof to the Company on or prior to September 30, 2001, indicating the Purchaser's desire to so exercise such right. In such event, a closing shall be held on a date designated by the Purchaser in accordance with the Certificate of Designations, at which the Company shall deliver to the Purchaser the applicable number of shares of Targon Common Stock, and the Purchaser shall deliver to the Company all of the issued and outstanding shares of Series A Preferred Stock referred to in Section 3(a) above, and the parties shall exchange other customary closing documents and instruments. In the event that the Purchaser exercises the Exchange Right, the Purchaser thereafter shall not have the right to convert the Series A Preferred Stock into Common Stock, as otherwise provided in the Certificate of Designations (the "Conversion Right").

               (c) In the event that the Purchaser exercises the Exchange Right, then, in such event, the Warrant (as defined below) shall immediately become exercisable, as provided therein. The Warrant shall be exercisable multiple times up to the number of shares of Common Stock covered thereby for its term.

                      (i) In the event that the Development Agreement is terminated, as provided in Article XIX thereof prior to the exercise of the Exchange Right, the Exchange Right shall thereupon cease and be of no further force and effect.

               (d) At any time that the Purchaser shall not have elected the Exchange Right, the Purchaser shall have the right to convert all of the Series A Preferred Stock into Conversion Shares (or such Series A Preferred Stock shall be deemed converted into Conversion Shares) in accordance with the Certificate of Designations. If the right to convert the Series A Preferred Stock into Conversion Shares is exercised, then:

                      (i) The Exchange Right shall thereupon expire and be of no further force and effect.

                     (ii) Cytogen shall cause Targon (which covenant is hereby agreed to by Targon), to convey to or as directed by the Purchaser (including to one of the Purchaser's affiliates) all of Targon's right, title and interest in and to the ATS Compounds (as defined in the Development Agreement) and any development work in respect thereof and related Technology (as defined in the Development Agreement) undertaken at any time by or on behalf of Targon, for a payment to the Company of $10 million, which shall be paid by the Purchaser or one of its Affiliates upon the exercise of the Conversion Right. Such transfer shall be pursuant to documents and instruments containing customary provisions and reasonably satisfactory to the Purchaser; it being understood that an instrument in the form of the Technology Transfer Agreement dated as of the date hereof between Advanced Therapeutic Systems, Ltd., a Bermuda corporation, and Targon (in relation to the transfer of the ATS Compounds but containing appropriate conforming modifications, including the lack of payment therefor) shall be deemed to be satisfactory. In addition, in such event, the Purchaser shall thereafter pay or cause to be paid to Targon a royalty of 4% of net sales of products derived from the ATS Compounds on the terms and conditions set forth in Section 7.9(c) of the Development Agreement (with appropriate changes to conform to the proper parties).

               (e) The Purchaser and the Company shall, if required, mutually reasonably cooperate with each other in connection with the filing of all documents and instruments necessary or appropriate in connection with a pre-merger notification with the Federal Trade Commission (the "FTC") and the Department of Justice (the "DOJ") pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). The Purchaser and the Company shall use their respective commercially reasonable efforts promptly to comply with all formal or informal requests for additional information by the FTC or the DOJ in respect of such filing. It shall be a condition to the exercise of the Exchange Right or conversion of the Series A Preferred Stock into the Conversion Shares that the parties shall have complied with applicable law relating thereto, including the consummation of all necessary filings under the HSR Act, and all applicable waiting periods shall have expired.

               (f) The Purchaser and the Company agree that the exercise of the Exchange Right shall be treated by them as a redemption in payment for the Series A Preferred Stock under Section 302(a) of the Internal Revenue Code of 1986, as amended.

          SECTION 4.  Representations and Warranties of the Company.
                      ---------------------------------------------

          The Company hereby represents and warrants to the Purchaser as follows, as of the date hereof and as of the Closing Date:

                    4.1   Organization.
                          ------------

          The Company is a company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all the requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted and to carry out the transactions contemplated hereby. The Company is qualified and in good standing to do business in the State of New Jersey and each other jurisdiction in which the nature of the business conducted or the property owned by it requires such qualification, except where the failure to so qualify would not reasonably be expected to have a material adverse effect on the business of the Company.

                    4.2   Capitalization.
                          --------------

               (a) The authorized and outstanding shares of capital stock of the Company are as of the date hereof, as set forth in the Company's latest SEC Filings (as defined below) and except as set forth on Schedule 4.2 hereto.
                                                      ------------

               (b) Except as set forth in the Company's latest SEC Filings and except as set forth in Schedule 4.2, as of the Closing, there are no options,
                       ------------
warrants or other rights outstanding to purchase, or any securities convertible into, any of the Company's authorized and unissued capital stock. Other than as set forth in this Agreement and as described in Schedule 4.2, there are no
                                                ------------
agreements, arrangements or understandings concerning the voting, acquisition or disposition of any of the Company's outstanding securities to which the Company is a party or of which it is otherwise aware, and, other than as set forth in the Cytogen Registration Rights Agreement there are no agreements to register any of the Company's outstanding securities under the U.S. federal securities acts.

               (c) All of the outstanding shares of capital stock of the Company have been issued in accordance with applicable state and federal laws and regulations governing the sale and purchase of securities and none of such shares carries preemptive or similar rights.

                    4.3   Authorization of Agreement.
                          --------------------------

          The execution, delivery and performance by the Company of this Agreement and each other document or instrument contemplated hereby, including without limitation, the Certificate of Designations, the Securities, the Warrant, the Cytogen Registration Rights Agreement, the Development Agreement and the Subscription Agreement (collectively, and together with the Targon Registration Rights Agreement, the "Transaction Documents"), have been duly authorized by all requisite corporate action by the Company; and this Agreement and each other of the Transaction Documents have been duly executed and delivered by the Company and are the valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms.

                    4.4   No Conflicts.
                          ------------

          The execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents, the issuance, sale and delivery of the Securities (and the issuance of any Common Stock issuable upon the conversion or exercise thereof), and compliance with the provisions hereof by the Company, will not (a) violate any provision of applicable law, statute, rule or regulation applicable to the Company or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to the Company or any of its properties or assets or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of, any Encumbrance (as defined below) upon any of the properties or assets of the Company under, the Certificate of Incorporation, as amended, the Certificate of Designations or By-laws of the Company or any material contract to which the Company is a party, except where such violation, conflict or breach would not, individually or in the aggregate, have a material adverse effect on the Company. As used herein, "Encumbrance" shall mean any liens, charges, encumbrances, equities, claims, options, proxies, pledges, security interests, or other similar rights of any nature, except for such conflicts, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on the Company.

                    4.5   Approvals.
                          ---------

          Except for (a) the filing of the Certificate of Designations on or prior to the Closing, and (b) the filing of any notice subsequent to the Closing which may be required under applicable federal or state securities law (which, if required, shall be filed on a timely basis as may be so required), no permit, authorization, consent or approval of or by, or any notification of or filing with, any Person (governmental or private) is required in connection with the execution, delivery or performance of this Agreement by the Company. There is no approval of the Company's stockholders required under applicable laws, regulations or stock exchange or listing authority rules or regulations in connection with the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated thereby, including the issuance of the Securities or Common Stock underlying the Securities.

                    4.6   Authorization of the Shares; Etc.
                          --------------------------------

          The issuance, sale and delivery by the Company of the Securities (and the Conversion Shares and the Warrant Shares) have been duly authorized by all requisite corporate action of the Company, and the Securities and the Conversion Shares and the Warrant Shares, when issued as contemplated hereby, will be validly issued and outstanding, fully paid and nonassessable and not subject to preemptive or any other similar rights of the stockholders of the Company or others.

                    4.7   Filings.
                          -------

          The Company has filed its annual report on Form 10-K for the year ended December 31, 1995, its quarterly reports on Form 10-Q for the quarters ended March 31 and June 30, 1996, its proxy materials in respect of the Annual Meeting of Stockholders held in 1996 (collectively, including all exhibits and schedules required to be filed in connection therewith, the "SEC Filings"), in a timely manner and as otherwise required by applicable laws and regulations, including the federal securities acts. The audited financial statements of the Company for the fiscal year ended December 31, 1995 included in the SEC Filings (the "Audited Financial Statements"), and the Company's unaudited balance sheets for the period ending June 30, 1996, together with the accompanying statements of operations and cash flows, including the notes thereto (the "June Financial Statements" included in the SEC Filings; collectively, with the Audited Financial Statements, the "Financial Statements") fairly present the financial condition of the Company at the dates thereof and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the period indicated (except as may be otherwise indicated in such financial statements or the notes thereto), subject, in the case of the June Financial Statements, to normal year-end audit adjustments (which shall not be material in the aggregate) and the absence of footnote disclosure.

                    4.8   Absence of Changes.
                          ------------------

          Except as set forth on Schedule 4.8, since June 30, 1996, there has
                                 ------------
been no change in the assets, liabilities, financial condition or operating results of the Company from that reflected on the Form 10-Q filed with the Securities and Exchange Commission, except changes in the ordinary course of business that have not been, individually or in the aggregate, materially adverse to the assets, properties, financial condition, operating results or business of the Company.

                    4.9   Disclosure.
                          ----------

          This Agreement and the other Transaction Documents do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein and therein not misleading. The Company is not aware of any material contingency, event or circumstances relating to its business or prospects, which could have a material adverse effect thereon which should be but is not disclosed in the SEC Filings in order for the disclosure therein relating to the Company not to be misleading in any material respect.

                    4.10  Brokers or Finders.
                          ------------------

          The Company has not retained any investment banker, broker or finder in connection with the transactions contemplated by this Agreement and the other Transaction Documents. The Company agrees to indemnify and hold the Purchaser harmless against any liability, settlement or expense arising out of, or in connection with, any such claim.

                    4.11  Stock Subscription Agreement.
                          ----------------------------

          The Subscription Agreement has been executed and delivered by each of the parties thereto and is in full force and effect and there is no default or breach by the Company thereunder.

                    4.12  Targon.
                          ------

          The Company has not caused or, to the Company's knowledge, permitted Targon to incur any obligations or liabilities from the date of its formation through and including the date hereof.

          SECTION 5.  Representations and Warranties of the Purchaser.
                      -----------------------------------------------

          The Purchaser hereby represents and warrants to the Company as follows:

                    5.1   Organization.
                          ------------

          The Purchaser is a company duly organized, validly existing and in good standing under the laws of Bermuda and has all the requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted and to carry out the transactions contemplated hereby. The Purchaser is qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted or the property owned by it requires such qualification, except where the failure to do so qualify would not reasonably be expected to have a material adverse effect on the business of the Purchaser.

                    5.2   General.
                          -------

          The Purchaser has full legal right, power and authority to enter into this Agreement and perform its obligations hereunder, which have been duly authorized by all requisite corporate action. This Agreement is the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms.

                    5.3   No Conflicts.
                          ------------

          The execution, delivery and performance by the Purchaser of this Agreement, the purchase and acceptance of the Securities (and the acceptance of any Common Stock issuable upon the conversion of exercise thereof), and compliance with the provisions hereof by the Purchaser, will not (a) violate any provisions of applicable law, statute, rule or regulation applicable to the Purchaser or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency of other governmental body applicable to the Purchaser of any of its properties or assets or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with which or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of, any Encumbrance upon any of the properties or assets of the Purchaser under, the Certificate of Incorporation or By-laws of the Purchaser or any material contract to which the Purchaser is a party, except where such violation, conflict or breach would not, individually or in the aggregate, have a material adverse effect on the Purchaser.

                    5.4   Approvals.
                          ---------

          No permit, authorization, consent or approval of or by, or any notification of or filing with, any Person (governmental or private) is required in connection with the execution, delivery or performance of this Agreement by the Purchaser.

                    5.5   Investment Representations.
                          --------------------------

               (a) The Purchaser is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Purchaser has not been formed solely for the purpose of making this investment and is acquiring the Securities and the underlying Common Stock for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution of any part thereof. The Purchaser understands that the Securities (and the Conversion Shares and the Warrant Shares) have not been registered under the Securities Act or applicable state and other securities laws by reason of a specific exemption from the registration provisions of the Securities Act and applicable state and other securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser's representations as expressed herein. The Purchaser understands that no public market now exists for any of the Securities and that there is no assurance that a public market will ever exist for the Securities.

               (b) Nothing contained in this Section 5.5 shall limit any of the Company's representations or warranties or limit the Purchaser's recourse in respect thereof.

                    5.6  Brokers or Finders.
                         ------------------

          Except as previously disclosed to the Company, the Purchaser has not retained any investment banker, broker or finder in connection with the purchase of the Securities or the transactions contemplated by this Agreement and the other Transaction Documents.

          SECTION 6.  Covenants of the Company.
                      ------------------------

               (a) From and after the date hereof, (i) the Company agrees to do or cause to be done such further acts and things and deliver or cause to be delivered to the Purchaser such additional assignments, agreements, powers and instruments, as the Purchaser may reasonably require or deem advisable to carry into effect the purposes of this Agreement and the other Transaction Documents or better to assure and confirm unto the Purchaser its rights, powers and remedies hereunder and thereunder.

               (b) Until the earlier of the exercise or lapsing of the Exchange Right, the Company shall not transfer, assign, sell, hypothecate or otherwise dispose of any shares of Targon Common Stock other than to the Purchaser upon exercise of the Exchange Right and, to secure the Company's obligations to the Purchaser with respect to the Exchange Right, the Company is hereby delivering to the Purchaser the certificates for such shares of Targon Common Stock, together with a duly executed stock power in blank, to be held by the Purchaser pending such exercise or lapsing of the Exchange Right, and the Purchaser has filed a form UCC-1 with the Secretary of State of the State of New Jersey in respect thereof. Upon the unexercised lapsing or termination of the Exchange Right, such shares of Targon Common Stock shall be returned by the Purchaser to the Company. Upon the reduction of the number of shares of Targon Common Stock subject to the Exchange Right under Section 3(a), all shares of Targon Common Stock no longer subject to the Exchange Right shall be returned by the Purchaser to the Company and appropriate replacement certificate(s) shall be issued. After the lapsing or exercise of the Exchange Right, such transfers, assignments, sales, hypothecations or other dispositions of the Targon Common Stock shall be governed by the Development Agreement.

          SECTION 7.  [Intentionally omitted].
                      -----------------------
          SECTION 8.  Closing and Survival Matters.
                      ----------------------------

          The representations herein shall survive for a period of 18 months following the Closing.

          SECTION 9.  Exchanges; Lost, Stolen or Mutilated Certificates.
                      -------------------------------------------------

          Upon surrender by the Purchaser to the Company of a certificate representing any Securities acquired by the Purchaser hereunder, the Company at its expense will issue in exchange therefor and deliver to the Purchaser, a new certificate or certificates representing such Securities, in such denomination or denominations, aggregating the number of shares or warrants underlying such Securities represented by the certificate so surrendered, as may be requested by the Purchaser. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing any Securities purchased or acquired by the Purchaser hereunder, and in case of any such loss, theft or destruction, upon delivery of any indemnity agreement reasonably satisfactory to the Company, or in case of any such mutilation, upon surrender and cancellation of such certificate, the Company at its expense will issue and deliver to the Purchaser a new certificate representing such Securities of the same tenor, in lieu of such lost, stolen or mutilated certificate.

          SECTION 10.  Parties in Interest; Etc.
                       ------------------------

          This Agreement shall not be assigned, transferred or delegated by either party hereto (other than in the case of the Purchaser to one or more of its affiliates) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall bind and inure to the benefit of the Company, the Purchaser and their respective successors and assigns.

          SECTION 11.  Entire Agreement.
                       ----------------

          This Agreement and the Transaction Documents contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

          SECTION 12.  Indemnification.
                       ---------------

               (a) In addition to all rights and remedies available to the parties hereunder at law or in equity, each party (in such capacity, an "Indemnifying Party") shall indemnify the other party, and their respective affiliates and their respective stockholders, officers, directors, employees, agents, representatives, successors and permitted assigns (collectively, the "Indemnified Persons") and save and hold each of them harmless against and pay on behalf of or reimburse such party as and when incurred for (a) any loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, tax, penalty, fine or expense, whether or not arising out of any claims by or on behalf of the Company or any third party, including interest, penalties, reasonable attorneys' fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Losses") which any such party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of:

                    (i) any misrepresentation or breach of warranty on the part of the Indemnifying Party under Sections 4 or 5 of this Agreement; or

                    (ii) any nonfulfillment or breach of any covenant or agreement on the part of the Indemnifying Party under this Agreement.

               (b) The maximum recovery of the Purchaser under this Section 12 shall not exceed $5 million; provided, that such amount shall be increased on a dollar for dollar basis by the amount of the payment made by the Purchaser under
Section 3(d)(ii) above. The maximum recovery of the Company under this Section 12 shall not exceed the actual costs and expenses of the Company in negotiating, executing and delivering this Agreement and out-of-pocket expenses incurred in connection with the successful assertion of any claim hereunder. Neither

Indemnified Party shall assert any such claim unless Losses in respect thereof, when aggregated with all previous Losses hereunder, equal or exceeds $50,000, but at such time that an Indemnified Party is so permitted to assert a claim, such claim shall include all Losses covered by this indemnification.

               (c) Notwithstanding the foregoing, and subject to the following sentence, upon judicial determination, which is final and no longer appealable, that the act or omission giving rise to the indemnification set forth above resulted primarily out of or was based primarily upon the Indemnified Party's gross negligence, fraud or willful misconduct (unless such action was based upon the Indemnified Person's reliance in good faith upon any of the representations, warranties, covenants or promises made by the Indemnifying Party herein), by the indemnified party, the Indemnifying Party shall not be responsible for any Losses sought to be indemnified in connection therewith, and the Indemnifying Party shall be entitled to recover from the Indemnified Persons all amounts previously paid in full or partial satisfaction of such indemnity, together with all costs and expenses of the Indemnifying Party reasonably incurred in effecting such recovery, if any.

               (d) All indemnification rights hereunder shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby to the extent provided in Section 8(b) above, irrespective of any investigation, inquiry or examination made for or on behalf of, or any knowledge of the Indemnified Persons or the acceptance of any certificate or opinion. All indemnification rights hereunder shall terminate 18 months after the Closing, except for claims made in writing prior to such time.

               (e) If for any reason the indemnity provided for in this Section 12 is unavailable to any Indemnified Person or is insufficient to hold each such Indemnified Person harmless from all such Losses arising with respect to the transactions contemplated by this Agreement, then the Indemnifying Party and the Indemnified Person shall each contribute to the amount paid or payable by such Loss in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and such Indemnified Person on the other but also the relative fault of the Indemnifying Party and the Indemnified Person as well as any relevant equitable considerations. The indemnity, contribution and expenses reimbursement obligations that the Indemnifying Party has under this Section 12 shall be in addition to any liability that the Indemnifying Party may otherwise have. The Indemnifying Party further agrees that the indemnification and reimbursement commitments set forth in this Agreement shall apply whether or not the Indemnified Person is a formal party to any such lawsuits, claims or other proceedings.

          SECTION 13.  Notices.
                       -------

               (a) All notices, demands and requests of any kind to be delivered to any party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by nationally-recognized overnight courier or by registered or certified airmail, return receipt requested and postage prepaid, or by facsimile transmission, addressed as follows:

                    (i)  if to the Company, to:

                    Cytogen Corporation
                    600 College Road East
                    CN 5308
                    Princeton, New Jersey  08540-5308
                    Telecopy: (609) 951-9298
                    Attention:  President;

                    with a copy to:

                    Dewey Ballantine
                    1301 Avenue of the Americas
                    New York, New York  10019
                    Telecopy: (212) 259-6333
                    Attention:  Frederick W. Kanner, Esq.

          (ii) if to the Purchaser, to:

                    Elan International Services, Ltd.
                    102 St. James Court
                    Flatts Smiths
                    SL04
                    Bermuda
                    Telecopy:  (441) 292-2224
                    Attention:  President;

                    with a copy to:

                    O'Sullivan Graev & Karabell, LLP
                    30 Rockefeller Plaza
                    New York, New York   10112
                    Telecopy:  (212) 408-2420
                    Attention:  David Robbins, Esq.

or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance with the provisions of this Section 13. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery or facsimile transmission, on the date of such delivery, (ii) in the case of nationally-recognized overnight courier, on the next business day after the date when sent and (iii) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

               (b) Notices hereunder may be given on behalf of the parties by their respective attorneys.

          SECTION 14.  Amendments.
                       ----------

          This Agreement may not be modified or amended, or any of the provisions hereof waived, except by written agreement of the Company and the Purchaser.

          SECTION 15.  Counterparts and Facsimile.
                       --------------------------

          This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. This Agreement may be signed and delivered to the other party by facsimile transmission; such transmission shall be deemed a valid signature hereof.

          SECTION 16.  Headings.
                       --------

          The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 17.  Governing Law.
                       -------------

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to principles of conflicts of laws).

          SECTION 18.  Expenses.
                       --------

          Targon shall bear and be responsible for the costs and expenses of each of the parties incurred in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby.

          SECTION 19.  Public Releases.
                       ---------------

          The parties reasonably shall agree upon the contents of a press release or releases and other public disclosure in respect of the transactions contemplated hereby and the other Transaction Documents and, except as specifically may otherwise be required by applicable law, each party covenants not to issue such release or make such disclosure absent such agreement.

          SECTION 20.  Certain Additional Covenants and Representations.
                       ------------------------------------------------

               (a) The Purchaser covenants that it will not transfer, assign, sell, hypothecate or otherwise dispose of (other than to its affiliates) the shares of Series A Preferred Stock prior to the exercise or lapsing of the Exchange Right, without the prior written consent of the Company.

               (b) Targon hereby restates and repeats for the benefit of the Purchaser, mutatis mutandis, each of the representations and warranties made to the Company in the Subscription Agreement.

          IN WITNESS WHEREOF, each of the undersigned has duly executed this Securities Purchase Agreement as of the date first written above.

                                  CYTOGEN CORPORATION



                                  By: /s/ Thomas J. McKearn
                                     ------------------------------
                                      Name:  Thomas J. McKearn
                                      Title: Chairman, President and CEO



                                  ELAN INTERNATIONAL SERVICES, LTD.



                                  By: /s/ Thomas Lynch
                                     -------------------------------
                                      Name:  Thomas Lynch
                                      Title: Executive Vice President & CFO

                                  Agreed to the provisions of Sections 2
                                  (d)(iii), 18 and 21(b):

                                  TARGON CORPORATION



                                  By: /s/ Michael Sember
                                     -------------------------------
                                      Name:  Michael Sember
                                      Title: CEO & Chairman

                                 Schedule 4.2
                                 ------------

     As of the date hereof, there are 48,301,195 shares of the Company's capital stock outstanding.

                                 Schedule 4.8
                                 ------------

None.